Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Teltronics, Inc. on Form S-4 of our report dated August 2, 1999 appearing in the Annual Report on Form 10-KSB of Telident, Inc. for the year ended June 30, 1999.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota March 29,2000